                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



               CATERPILLAR FINANCIAL SERVICES CORPORATION
            (Exact name of registrant as specified in its charter)

        Delaware                                      37-1105865
-----------------------                 -----------------------------------
(State of incorporation                 (I.R.S. Employer Identification No.
 or organization)

3322 West End Avenue, Nashville, TN                                   37203
---------------------------------------------------------------------------
(Address of principal executive offices)                         (Zip Code)

===============================================================================
If this form relates to the            If this form relates to the registration
registration of a class of debt        of a class of debt securities and is
securities and is effective upon       to become effective simultaneously with
filing pursuant to General             the effectiveness of a concurrent
Instructions A(c)(1) please check      registration statement under the
the following box     [X]              Securities Act of 1933 pursuant to
                                       General Instruction A(c)(2) please check
                                       the following box    [ ]
===============================================================================

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class             Name of each exchange on which
to be so registered             each class is to be registered
-------------------             ------------------------------

$15,000,000 Principal Amount
8.95% Notes due March 2005              New York Stock Exchange

$10,000,000 Principal Amount
9.50% Notes due February 2007           New York Stock Exchange

$25,000,000 Principal Amount
6.40% Notes due August 2001             New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

        None

Item 1.  Description of Registrant's Securities to be Registered

        A description of the Registrant's 8.95% Notes due March 2005 listed above to be registered hereby is contained in the "Description of Debt Securities" set forth in the prospectus dated October 6, 1989, in the "Description of Notes" in the prospectus supplement dated October 16, 1989, and in Pricing Supplement No. 22 dated May 17, 1990 thereto (filed pursuant to Rule 424(b)), each filed in connection with the Registrant's Registration Statement No. 33-31342 under the Securities Act of 1933, as amended, and such descriptions are incorporated herein by reference.

        A description of the Registrant's 9.50% Notes due February 2007 listed above to be registered hereby is contained in the "Description of Debt Securities" set forth in the prospectus dated May 23, 1991, in the "Description of Notes" in the prospectus supplement dated June 10, 1991, and in Pricing Supplement No. 48 dated January 31, 1992 thereto (filed pursuant to Rule 424(b)), each filed in connection with the Registrant's Registration Statement No. 33-40446 under the Securities Act of 1933, as amended, and such descriptions are incorporated herein by reference.

        A description of the Registrant's 6.40% Notes due August 2001 listed above to be registered hereby is contained in the "Description of Debt Securities" set forth in the prospectus dated June 5, 1995, in the "Description of Notes" in the prospectus supplement dated June 5, 1995, and in Pricing Supplement No. 71 dated February 20, 1997 thereto (filed pursuant to Rule 424(b)), each filed in connection with the Registrant's Registration Statement No. 33-59267 under the Securities Act of 1933, as amended, and such descriptions are incorporated herein by reference.

Item 2.  Exhibits

  Exhibit
  Number       Exhibit
 -------       -------

1. (a) Form of Medium-Term Note, Series C (Fixed Rate) (incorporated by reference from Exhibit 4.1 to the Company's Current Report on Form 8-K dated October 17, 1989, Commission File No. 0-13295).

   (b) Form of Medium-Term Note, Series D (Fixed Rate) (incorporated by reference from Exhibit 4.1 to the Company's Current Report on Form 8-K dated June 11, 1991, Commission File No. 0-13295).

   (c) Form of Medium-Term Note, Series E (Fixed Rate) (incorporated by reference from Exhibit 4.8 to the Company's Registration Statement on Form S-3, Registration No. 33-59267).

2. (a) Indenture, dated as of April 15, 1985, between the Company and Morgan Guaranty Trust Company of New York, as Trustee, (incorporated by reference from Exhibit 4.1 to the Company's Registration Statement on Form S-3, Registration No. 33-2246).

   (b) First Supplemental Indenture, dated as of May 22, 1986, amending the Indenture dated as of April 15, 1985, between the Company and Morgan Guaranty Trust Company of New York, as Trustee (incorporated by reference from Exhibit 4.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 20, 1986, Commission File No. 0-13295).

   (c) Second Supplemental Indenture, dated as of March 15, 1987, amending the Indenture dated as of April 15, 1985, between the Company and Morgan Guaranty Trust Company of New York, as Trustee (incorporated by reference from Exhibit 4.3 to the Company's Current Report on Form 8-K dated April 24, 1987, Commission File No. 0-13295).

   (d) Third Supplemental Indenture, dated as of October 2, 1989, amending the Indenture dated as of April 15, 1985, between the Company and Morgan Guaranty Trust Company of New York, as Trustee (incorporated by reference from Exhibit 4.3 to the Company's Current Report on Form 8-K, dated October 16, 1989, Commission File No. 0-13295).

   (e) Fourth Supplemental Indenture, dated as of October 1, 1990, amending the Indenture dated as of April 15, 1985, between the Company and Morgan Guaranty Trust Company of New York, as Trustee (incorporated by reference from Exhibit 4.3 to the Company's Current Report on Form 8-K, dated October 29, 1990, Commission File No. 0-13295).

   (f) Support Agreement, dated as of December 21, 1984, between the Company and Caterpillar Inc. (incorporated by reference from Exhibit 4.2 to the Company's Form 10, as amended, Commission File No. 0-13295).

   (g) First Amendment to the Support Agreement dated June 14, 1995 between the Company and Caterpillar Inc. (incorporated by reference from Exhibit 4 to the Company's Current Report on Form 8-K dated June 14, 1995, Commission File No. 0-13295).

                                   SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                CATERPILLAR FINANCIAL SERVICES
                                       CORPORATION



Date:  October 24, 1997         By /s/ J.S. Beard
                                   ---------------------
                                   J.S. Beard, President

                                 EXHIBIT LIST

  Exhibit
  Number       Exhibit
  ------       -------

1. (a) Form of Medium-Term Note, Series C (Fixed Rate) (incorporated by reference from Exhibit 4.1 to the Company's Current Report on Form 8-K dated October 17, 1989, Commission File No. 0-13295).

   (b) Form of Medium-Term Note, Series D (Fixed Rate) (incorporated by reference from Exhibit 4.1 to the Company's Current Report on Form 8-K dated June 11, 1991, Commission File No. 0-13295).

   (c) Form of Medium-Term Note, Series E (Fixed Rate) (incorporated by reference from Exhibit 4.8 to the Company's Registration Statement on Form S-3, Registration No. 33-59267).

2. (a) Indenture, dated as of April 15, 1985, between the Company and Morgan Guaranty Trust Company of New York, as Trustee, (incorporated by reference from Exhibit 4.1 to the Company's Registration Statement on Form S-3, Registration No. 33-2246).

   (b) First Supplemental Indenture, dated as of May 22, 1986, amending the Indenture dated as of April 15, 1985, between the Company and Morgan Guaranty Trust Company of New York, as Trustee (incorporated by reference from Exhibit 4.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 20, 1986, Commission File No. 0-13295).

   (c) Second Supplemental Indenture, dated as of March 15, 1987, amending the Indenture dated as of April 15, 1985, between the Company and Morgan Guaranty Trust Company of New York, as Trustee (incorporated by reference from Exhibit 4.3 to the Company's Current Report on Form 8-K dated April 24, 1987, Commission File No. 0-13295).

   (d) Third Supplemental Indenture, dated as of October 2, 1989, amending the Indenture dated as of April 15, 1985, between the Company and Morgan Guaranty Trust Company of New York, as Trustee (incorporated by reference from Exhibit 4.3 to the Company's Current Report on Form 8-K, dated October 16, 1989, Commission File No. 0-13295).

   (e) Fourth Supplemental Indenture, dated as of October 1, 1990, amending the Indenture dated as of April 15, 1985, between the Company and Morgan Guaranty Trust Company of New York, as Trustee (incorporated by reference from Exhibit 4.3 to the Company's Current Report on Form 8-K, dated October 29, 1990, Commission File No. 0-13295).

   (f) Support Agreement, dated as of December 21, 1984, between the Company and Caterpillar Inc. (incorporated by reference from Exhibit 4.2 to the Company's Form 10, as amended, Commission File No. 0-13295).

   (g) First Amendment to the Support Agreement dated June 14, 1995 between the Company and Caterpillar Inc. (incorporated by reference from Exhibit 4 to the Company's Current Report on Form 8-K dated June 14, 1995, Commission File No. 0-13295).

                                       7